                               POWER OF ATTORNEY

      The undersigned hereby makes, constitutes and appoints Mary Gallegly as a true and lawful attorney-in-fact with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity, or in any other capacity, including, without limitation, as applicable, in the undersigned's capacity as a director, officer, principal, member or partner of or in a limited liability company, as a partner of any partnership or as a trustee, director or officer of any trust or corporation for which the undersigned is otherwise authorized to sign), to execute, deliver and file such forms, with all exhibits thereto, documents, certificates, instruments, notices, statements, agreements and other filings relating to the ownership, beneficial or otherwise, of securities of Oaktree
Strategic Credit Fund or any of its subsidiaries or affiliates as may be required to be filed from time to time with the Securities and Exchange
Commission ("SEC") with respect to: (i) Sections 13(d), 13(f) and 16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, as applicable, including, without limitation, Schedule 13D, Schedule 13G, Form 13F, statements on Form 3, Form 4 and Form 5 or any amendment thereto; (ii) any report or notice required under
Rule 144 of the Securities Act of 1933, as amended, including, without limitation, Form 144, or any amendment thereto; and (iii) any and all other documents that may be necessary or appropriate in connection with or in furtherance of any of the foregoing, including, without limitation, any application for EDGAR access codes, Form ID, or any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required pursuant to Section 13(d) or Section 16(a) of the Exchange Act or any rule or regulation of the SEC, such power and authority to extend to any form or forms adopted by the SEC in lieu of or in addition to any of the foregoing; in each case, as determined by the attorney-in-fact to be necessary or appropriate.

      Any such determination shall be conclusively evidenced by the attorney-in-
fact's execution, delivery, furnishing and/or filing of the applicable document.

      All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

      This power of attorney shall remain in effect from the date hereof until the date revoked by the undersigned in a signed writing delivered to the attorney-in-fact, and this power of attorney does not revoke or replace any other power of attorney that the undersigned has previously granted.

      IN WITNESS WHEREOF, I have executed this instrument as of the 1st day of
February, 2022.

    /s/ Allison Keller
           -----------------------
           Name: Allison Keller